Exhibit 99.1

Rollins, Inc. Announces Extended Paid Sick Leave to

Benefit Employees and Communities Impacted by COVID-19

ATLANTA (March 26, 2020) – To better serve employees and customers, Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, has announced company-wide increases to Paid Time Off (PTO) for all full-time and part-time employees impacted by the COVID-19 pandemic. Rollins, Inc. and its brands will remain open during the pandemic as the Department of Homeland Security and the states/municipalities under shelter in place orders have deemed our business an essential service.

Rollins is now offering up to 80 hours of PTO to full-time employees for emergency leave for qualifying needs, and up to 40 hours of PTO to part-time employees. Employees can use the time for themselves or to care for an immediate family member who has tested positive or is being quarantined for a suspected case of COVID-19. Rollins is also following the guidelines of states that may have different requirements for additional paid time off.

“As we have long said, our employees are our most valuable asset, and our highest priority is the safety and well-being of these valued associates and our clients,” said Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins. “We believe these measures will allow our employees to have the support and resources they need while also protecting their health and the safety of those around them.”

As the situation evolves, Rollins will continue to update employees on company benefits and employee assistance programs to help alleviate the economic and emotional impact of the pandemic on its employees. To learn more about Rollins, Inc., please visit https://www.rollins.com/.

About Rollins, Inc.
Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Pest Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Mexico, Central and South America, the Caribbean, the Middle East, Asia, Europe, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s expectation that it will remain open during the COVID-19 pandemic due to its designation as an essential service and the Company’s belief that its increased PTO measures will allow its employees to have the support and resources they need while also protecting their health and the safety of those around them. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the coronavirus (COVID-19) pandemic and its potential impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company's operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019.

Media Relations:

Lia Vaughn

Rollins, Inc.

404-888-2575

lvaughn@rollins.com

Investor Relations:

Eddie Northen

(404) 888-2242